Exhibit 10.26

DATE: 30 June 2023

L4TAM L OGISTIC PER PROPCO LURINI S.R.E.

Av. Juan de Arona 0151. Suite 701B. Floor 7

San Isidro

Lima, Peru

(as Borrower)

LATAM LOGISTIC PER OPCO S.R.L.

(as Guarantor)

Peru: LLP Peru

Investment No. 39427

Amendment Letter to the Loan

Agreement

Ladies and Gentlemen:

1.	Interpretation

Reference is made to:

(i)	the Amended and Restated Loan Agreement dated June 18, 2019, between LatAm Logistic PER PropCo Lurin I S.R.L, (the “Borrower”) and International Finance Corporation (“IFC”) as amended, modified or supplemented from time to time (rhe “Loan Agreement”); and

(ii)	the guarantee given by LatAm Logistic PER OpCo S.R.L, (the “Guarantor”) in connection with ihe Loan Agreement (the “Guarantee”).

Unless otherwise defined in this letter, terms defined in the Loan Agreement shall have the meanings ascribed thereto when used in this letter (the “Amendment Letter”).

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2.	Amendment

2.1.	In light of the proposed discontinuation of the LIBOR benchmark, the Borrower and IFC hereby agree that the Loan Agreement shall be amended on and from ihe date on which the last signature is appended to this Amendment Letter (the “Effective Date”) as set out in Schedule I hereto

2.2.	The Guarantor reaffirms that its obligations under the Guarantee given by it in connection with the Loan Agreement and such Guarantee shall remain in full force and effect in respect of the Borrower’s obligations under the Loan Agreement as amended hereby and that the Borrower’s obligations under the Loan Agreement so amended constitute obligations included within such Guarantee.

2.3.	The Borrower confirms that its obligations, the obligations of Latam Logistic Property Holdings, LLC and the obligations of Latam Logistic Properties S.A. (former Latam Logistic Properties S. de R.L.), under any security given by any of them in connection with the Loan Agreement including, but not limited to, under any “Security Document” as defined on the Loan Agreement, shall remain in full force and effect in respect of the Borrower’s obligations under the Loan Agreement as amended hereby and that such security shall extend to the Loan Agreement so amended.

2.4.	The Borrower hereby undertakes to make reasonable to ensure that no later than the SOFR Transition Date all such actions have been taken as are necessary or may by IFC be reasonably required to ensure that all guarantees or security given in connection with the Loan Agreement continue in full force and effect notwithstanding the amendments to Loan Agreement made hereby and that such guarantees or security extend to the Loan Agreement so amended.

3.	Notes

The Borrower agrees to issue, upon IFC’s request: (i) a replacement Note fortheTranche I Loans; and, (ii) a replacement Note for the Tranche 2 Loans, substantially in the form attached as Annex Al to Schedule I hereof, each Note together with its corresponding Note Completion Agreement in the form attached as Annex A-2 to Schedule I hereof, and deliver the same to IFC, within five (5) Business Days of being requested by IFC. IFC will, upon receipt of such replacement Notes indicated on (i) and (ii) above, together with their corresponding Note Completion Agreement, return to the Borrower, within fifteen (15) Business Days of receipt of the hard copies of the originals thereof (a) the Note issued by the Borrower on August 18, 2017; and, (b) the Note issued by the Borrower on August 26, 2021, together with their corresponding Note Completion Agreement.

4.	Representations and Warranties

By its countersignature of this Amendment Letter, the Borrower represents and warrants that:

(a)	it has obtained all Authorizations required for the validity and enforceability of this Amendment Letter, the Loan Agreement as hereby amended and the Notes and their Note Completion Agreement referred to in Section 3 above;

(b)	this Amendment Letter has been duly authorized and duly executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof and thereof;

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(c)	neither the execution and delivery by it of this Amendment Letter nor the performance by it of its obligations hereunder and under the Loan Agreement as hereby amended will (i) contravene any law, Authorization judgment, decree or order or any statute, rule or regulation applicable to it, (If) contravene or result in any breach of any material terms of, or constitute a default or require any consent under the terms of, any indenture, mortgage, agreement or any other binding arrangement to which it is a party or by which it is bound or to which it may be subject or (iii) violate the terms of its Charter; and

(d)	no Event of Default or Potential Event of Default has occurred and is continuing.

5.	Financing Document

This Amendment Letter is a Financing Document under and pursuant to the Loan Agreement

6.	Miscellaneous

6.1.	Except as expressly amended by this Amendment Letter, all provisions of the Loan Agreement shall continue in full force and effect. No amendments, consents or waivers are given or implied under this Amendment Letter, apart from the amendments expressly provided for herein.

6.2.	This Amendment Letter may be executed in several counterparts, each of which is an original, but all of which together shall constitute one and the same instrument

6.3.	The provisions of the Loan Agreement as to the governing law of the Loan Agreement and the resolution of disputes arising out of in connection with the Loan Agreement (howsoever headed) are incorporated in full herein by reference,’muiatis mutandis, and as if each reference in those provisions to “this Agreement” or a “Financing Document” were a reference to this Amendment Letter, and each reference in those provisions to a “party” or (as the case may be) “parties” were a reference to a party or (as the case may be) parties to this letter.

Please acknowledge your agreement and acceptance of the foregoing by executing this Amendment Letter in the space provided below.

[Signature Pages Follow]

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Yours faithfully.

INTERNATIONAL FINANCE CORPORATION

By:
Name:	Daniel San Roman Vera
Title:	Acting Portfolio Manager
Manufacturing. Agribusiness and Services Department
Latin America and the Caribbean
Date:

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Accepted and agreed.

LATAM LOGISTIC PER PROPCO LURIN I S.R.L.

By:
Name:	Esteban Saldarriaga Gaviria
Title:	CEO
Date:

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Accepted and agreed.

LATAM LOGISTIC PER OPCO S.R.L.

By:
Name:	Esteban Saldarriaga Gaviria
Title:	CEO
Date:

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SCHEDULE 1

Section 1. Rate ‘switch

Section 1.01. Rale Switch and Override. On and from the SOFR Transition Date, the provisions set out in this Schedule shall apply to each Loan or unpaid sum denominated in USD and the terms contained in this Amendment Letter shall override anything relating to such Loans or unpaid sums under the L oan Agreement where there would otherwise be a conflict of terms.

Section 1.02. Continuing Obligations. The provisions of the Loan Agreement will, except as amended and supplemented by this Amendment Letter, continue in full force and effect.

Section 2. Defined Terms

Section 2.01. New and amended definitions. In this Schedule:

‘Business Day” has the meaning given to this term in the Loan Agreement, and shall in addition include (i) for the purpose of determining the Interest Rate, a SOFR Banking Day; and (ii) for all other purposes, a day that is a SOFR Ranking Day and on which banks are open for business in New York, New York;

‘‘Credit Adjustment Spread” means a per annum rate equal to 0.42826%;

“Interest Determination Date” has the meaning given to this term in the I oan Agreement, provided, however, in the event any of the provisions of Section 3.01 (b) (Calculation of Interest/ apply, such date shall be determined by IFC pursuant to the benchmark methodology provided by the relevant administrator for the relevant rate;

“Interest Rate” means for any interest period, the rate at which interest is payable during that interest period, determined in accordance with the terms of this Schedule;

“Market Disruption Rate” means in relation to any Interest Period of any Loan;

(a) the Reference Rate on the Interest Determination Date for that Interest Period; plus

(b) the Credit Adjustment Spread;.

“Reference Rate” means in relation to any Interest Period of any Loan:

(a) Term SOFR on the Interest Determination Date for that Interest Period for 6 months (or, in the case of the first Interest Period for any Disbursement, for 1 month, 3 months or 6 months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)); or

(b) any fallback or replacement rate for Term SOFR determined pursuant to Section 3.01. (Calculation of Interest) below;

“SOFR” means the secured overnight financing rate administered by the Federal Reserve Bank of New Y’ork (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate);

“SOFR Banking Day” means any day other than:

(a) a Saturday or Sunday; and

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(b) a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities;

“SOFR Transition Date” means the first Interest Paymeni Date occurring after June 30, 2023;

“Term SOFR” means for any day such rate as may be required for rhe purposes of this Agreement, the forward-looking term rate based on SOFR for the relevant maturity as provided by the Term SOFR Administrator to, and published by, authorized distributors of Term SOFR at 6:00 a.m., New York time (or any amended publication time for Term SOFR, as specified by the Term SOFR Administrator in the Term SOFR benchmark methodology); provided, however, that if that rate is subsequently corrected and provided by the Term SOFR Administrator to, and published by, authorized distributors of Term SOFR within the longer of one hour of the time when such rate is first published by authorized distributors of Tenn SOFR and the republication cut-off time for Term SOFR. if any, as specified by the Term SOFR Administrator in the Term SOFR benchmark methodology then that rate will be subject to those corrections;

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator);

“Term SOFR Index Cessation Effective Date” means, in respect of Term SOFR and a Term SOFR Index Cessation Event, the first date on which Term SOFR would ordinarily have been provided and is no longer provided;

“Term SOFR Index Cessation Event” means in respect of Term SOFR:

(a) a public statement or publication of information b> or on behalf of the Term SOFR Administrator announcing that it has ceased or will cease to provide Term SOFR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR; or

(b) a public statement or publication of information by the regulatory supervisor for the Tenn SOFR Administrator, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the Term SOFR Administrator or a court or any entity with similar insolvency or resolution authority over the Term SOFR Administrator which states that the Term SOFR Administrator has ceased or will cease to provide Term SOFR permanently, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR;

“Term SOFR Recommended Fallback Rale” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for Term SOFR by:

(a) the Term SOFR Administrator; or

(b) if the Term SOFR Administrator does not make a recommendation, a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or the supervisor for the Term SOFR Administrator for the purpose of recommending a replacement for Term SOFR (which rate may be produced by the Term SOFR Administrator or another administrator) and as provided by the administrator of that rate (or a successor administrator) or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor:

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“Term SOFR Recommended Fallback Rate Index Cessation Effective Date” means, in respect SWOF v. 605-16062022 of the Term SOFR Recommended Fallback Rate and a Term SOFR Recommended Fallback Rate Index Cessation Event, the first date on which the Term SOFR Recommended Fallback Rate would ordinarily have been provided and is no longer provided;

‘Term SOFR Recommended Fallback Rate Index Cessation Event” means in respect of Term SOFR Recommended Fallback Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the Term SOFR Recommended Fallback Rate announcing that it has ceased or will cease to provide the Term SOFR Recommended Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR Recommended Fallback Rate; or

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Term SOFR Recommended Fallback Rate, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator of the Term SOFR Recommended Fallback Rate or a court or any entity with similar insolvency or resolution authority over the administrator of the Term SOFR Recommended Fallback Rate which states that the administrator of the Term SOFR Recommended Fallback Rate has ceased or will cease to provide Term SOFR Recommended Fallback Rate permanently, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide a Ferm SOFR Recommended Fallback Rate.

Section 3. Consequential amendments relating to Rate Switch

Section 3.01. Calculation of Interest, (a) As of the SOFR Transition Date, the Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the Relevant Spread;

(ii)	the Credit Adjustment Spread; and

(iii)	subject to subsection (b) below, the Reference Rate on the Interest Determination Date forthat Interest Period for 6 momhs (or, in the case of the first Interest Period for any Disbursement, for I month, 3 months or 6 months, whichever period is closest to the duration of the relevant interest Period (or, if two periods are equally close, the longer one)), provided further that if the sum of the Credit Adjustment Spread and the Reference Rate is less than zero, such sum shall be deemed to be zero.

(b)	(i)	Temporary Non-Publication of Term SOFR. If (A) Term SOFR for the duration of the relevant Interest Period is not published by the Term SOFR Administrator or an authorized distributor on an Interest Determination Date and is not otherwise provided by the Term SOFR Administrator on such date and (B) a Term SOFR Index Cessation Event shall not have occurred, then the rate for that Interest Determination Date will be the last provided or published Term SOFR for the duration of the relevant Interest Period.

	(ii)	A Term SOFR Index Cessation Effective Date. If a Tenn SOFR Index Cessation Event has occurred, the rate in respect of an Interest Determination Date occurring on or after the Term SOFR Index Cessation Effective Date will be, subject to subsections (iii) and (iv) below, the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period.

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(iii)	Temporary Non-Publication of Term SOFR Recommended Fallback Rate. Subject to subsection (iv) below, it there is a Term SOFR Recommended Fallback Rate before the end of the first SOFR Banking Day following the Term SOFR Index Cessation Effective Date but neither the Term SOFR Administrator nor authorized distributors provide or publish the ferm SOI-R Recommended Fallback Rate for the duration of the relevant Interest Period, then, in respect of an Interest Determination Date for which the Term SOFR Recommended Fallback Rate is required, references to the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period will be deemed to be references to the Iasi provided or published Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period; provided, however, that if there is no last provided or published Term SOFR Recommended Fallback Rate fbr the duration of the relevant Interest Period, ihcn in respect of an Interest Determination Date for which the Term SOFR Recommended Fallback Rate is required, references to the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period will be deemed to be references to the last provided or published Term SOFR for such period.

(iv)	No Term SOFR Recommended Fallback Rate or Term SOFR Recommended Fallback Rate Index Cessation Effective Date. If:

(A)	there is no Term SOFR Recommended Fallback Rate before the end of the first SOFR Banking Day following the Term SOFR Index Cessation Effective Date; or

(B)	there is a Term SOFR Recommended Fallback Rate and a Term SOFR Recommended Fallback Rate Index Cessation Effective Date subsequently occurs,

then the rate for an Interest Determination Date occurring on or after the Term SOFR Index Cessation Effective Date or after the Term SOFR Recommended Fallback Rate Index Cessation Effective Date (as applicable) will be such rate as IFC may determine to be an appropriate successor or replacement for Term SOFR based on deiivaiives market practices ihen in effect or such other commercially reasonable alternative for Term SOFR as may be selected by IFC in its sole discretion as an appropriate benchmark for financing under this Agreement.

Section 3.02. Disapplication of LIBOR Provisions. As of the SOFR Transition Date, any provisions in the Loan Agreement relating to LIBOR, including the defined term “LIBOR” and any provisions relating io a replacement or substitute rate thereof, shall no longer apply and are overridden by the provisions in this Section 3 (Consequential amendments relating to Rate Switch’).

Section 3.03. Market Disruption Provisions. As of the SOFR Transition Date,

(a) any reference to LIBOR in the defined term “Market Disruption Event” shall be replaced with a reference to “the Market Disruption Rate”; and

(b) any reference to LIBOR in section 2.03(e) of the Loan Agreement, shall be replaced with a reference to “to the sum of (i) the Credit Adjustment Spread; and (ii) ihe Reference Rate for the relevant period”.

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ANNEX A-l

Form of Note

PAGARE

Monto Total: US$ ______________________
Lugary Fecha de Etnision: [♦]
Fecha de Vcncimiento: __________________

En virtud del presente Pagare (el “Pagare”), emitido de conformidad con el articulo 10° de la Ley de Titulos Valores promulgada mediante Ley N° 27287 (la “Lev de Titulos Valores”), nosotros, LATAM LOGISTIC PER PROPCO LURIN I S.R.L, (la “Sociedud”), una sociedad comercial de responsabilidad limitada, identificada con Registro Unico de Contribuyente - RUC N° 20601055539, validamente constituida y debidamente inscrita cn la Partida Electronica N° 13581379 del Registro de Personas Jurfdicas de la Oficina Registral de Lima, con domicilio para estos efectos en Av. Juan de Arona N° 151, Interior 70IB, distrito de San Isidro, provincia y depart^mento de Lima, Peru, debidamente representada por el sefior [*], identificado con Documento Nacional de Identidad N” [*], [segun podcres inscritos en la Partida Electronica N° 13581379 del Registro de Personas Juridicas de la Oficina Registral de Lima], reconocemos que debemos y nos obligamos a pagar en forma incondicional e irrevocable, en la fecha que este Pagare sea presentado para su pago indicada en la parte superior de este Pagare (en adelante, la “‘Fecha de Vcncimiento”). mediante fondos disponibles de inmediato, a la orden de INTERNATIONAL FINANCE CORPORATION - IFC (el “IFC”) o de la persona natural o iuridica tenedora del presente Pagare a quien haya sido endosado este Pagare, contra la presentacion del original del presente Pagare, debidamente completado, la suma de US$_________________(__________________________________________Dolares de los Estados Unidos de America) (el “Monto Total”), de los cuales: (i)

US$ _________( __________________________________________________________________________ Dolares de los Estados Unidos de America) corresponden al irnporte de capital adeudado por la Sociedad al IFC; (n) US$______

(_______________________________________________ Dolares de los Estados Unidos de America) corresponden a los intereses compensatorios devengados hasta la Fecha de Vencimicnto; (Hi) USS (Dolares de los Estados Unidos de America) corresponden a los intereses moratorios devengados hasta la Fecha de Vcncimiento; y, (iv) US$

(____________________________________________________Dolares de los Estados Unidos de America) corresponden a conceptos adicionales (incluyendo costos, gastos y comisiones) que se hayan devengado hasta la Fecha de Vcncimiento; mas los intereses que se devenguen sobre el irnporte de capital a partir de la Fecha de Vcncimiento hasta su pago total; y las comisiones y los gastos que adeudemos a dicha fecha segun los terminos del presente Pagare. La suma de capital mencionada la hemos recibido del IFC, a nuestra entera satisfaccibn, y se ha devengado efectivamcnte el irnporte mencionado de intereses, no habiendo lugar a reclame de ninguna clase de nuestra parte.

La Sociedad se obliga a efectuar el pago del Monto Total a su primera presentacion para el pago (siempre que sea en o despues de la Fecha de Vencimiento), mediante deposito en la cuenta N° 10215220300 abierta a nombre del IFC en Northern Trust International Banking Corporation, New York, New York, U.S.A. (Codigo ABA&026001122) o en cualquier otra cuenta que el IFC o el tenedor del Pagare designe e informe a la Sociedad por escrito, antes de las 10:00 horas (hora de la Ciudad de Nueva York, Estado de Nueva York, Estados Unidos de America). El presente acuerdo constituye un pacto en contrario a lo establecido en el articulo 1238° del Codigo Civil.

El Monto Total debera ser pagado por la Sociedad al IFC o al tenedor de este Pagare necesaria y obligatoriamente en Dolares de los Estados Unidos de America, de conformidad con lo establecido por el articulo 50° de la Ley de Titulos Valores, constituyendo este acuerdo pacto en contrario a lo establecido en el segundo parrafo del articulo 1237° del Codigo Civil. En el supuesto de que en el future se dictase cualquier norma o disposicion legal que estableciera que no pueden pagarse en moneda extranjera obligaciones contraidas en Dolares de los Estados Unidos de America, la Sociedad no quedara eximida del pago de sus obligaciones contenidas en este Pagare por ninguna circunstancia y debera pagar dichas obligaciones en Soles, de manera tai que, el irnporte que reciba el IFC o el tenedor de este Pagare SWOF v. 605-16062022 sea suficiente para adquirir en el mercado cambiario la misma cantidad de Ddlares de los Estados Unidos de America que corresponda para efectuar el pago del Monto Total en esta moneda. En todo caso, queda expresamente convenido que la Sociedad no quedara liberada respecto de sus obligaciones de pago representadas en el presente Pagare hasta que el IFC o el tenedor de este Pagare haya recibido el Integra del monto adeudado a su favor en Dolares de los Estados Unidos de America, o en Soles de acuerdo a la excepcion contemplada anteriormente, en la cuenta detallada en el presente Pagare (u otra cuenta comunicada por escrito a la Sociedad por el IFC o el tenedor del Pagare).

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El presente Pagare debera completarse de conformidad con Io establecido en el mismo Pagare y el documento denominado “Acuerdo de Llenado de Pagare” suscrito por la Sociedad y el IFC con fecha [*[ de [* | de [*] (el “Acuerdo de 1 Icnado de Pa^ra”). En tai sentido, no existe lugar a reclame de ninguna clase de nuestra parte, salvo que el presente Pagare haya sido completado en forma contraria a las disposiciones establecidas en el presente Pagare o en el Acuerdo de Llenado de Pagare.

Nos obligamos a pagar, con relacion a los importes mencionados en el primer parrafo del presente Pagare, a partir de la Fecha de Vencimiento y hasta que los mismos sean pagados en su integridad: (z) un interes compensatorio equivalente a una tasa nominal anual igual a cinco punto veinticinco por ciento (5.25%) mas una tasa nominal anual igual a cero punto cuarentay dos mil ochocientos veintiseis (0.42826%) mas(la “Tasa de Interes Compensatorio”) aplicable sobre los importes pendientes de pago, el cual se devengara en forma automatica a partir de la Fecha de Vencimiento, hasta la fecha que el mismo sea pagado en su integridad; y, (ii) un interes moratorio a una tasa nominal anual de dos por ciento (2.00%) que se sumara a la Tasa de Interes Compensatorio (la “Tasa de Interes Moratorio”) aplicable sobre los importes pendientes de pago, el cual se devengara en forma automatica a partir de la Fecha de Vencimiento hasta la fecha en que el mismo sea pagado en su integridad; mas los gastos notariales, costos y costas judiciales y extrajudiciales incurridos por el IFC o el tenedor del Pagare en razon de nuestro incumplimiento.

Los intereses que se generen conforme al presente Pagare seran calculados sobre la base de un ano de trescientos sesenta (360) dlas en funcion a los dlas efectivamente transcurridos (incluyendose el primer di’a, pero excluyendose el ultimo dia). Si en cualquier momento y por cualquier motivo, la Tasa de Interes Compensatorio y/o la Tasa de Interes Moratorio pagablc bajo el presente Pagare excedc la tasa maxima de interes permitida bajo la ley aplicable, dicha tasa de interes se reducira automaticamente a la tasa maxima de interes permitida bajo la ley aplicable.

Se deja establecido que el solo hecho de que la Sociedad no cumpla con el pago del Monto Total adeudado segun este Pagare en la Fecha de Vencimiento determinara que incurra en mora en forma automatica, a partir del dia siguiente a la Fecha de Vencimiento, sin necesidad de requerimiento o intimation adicional alguna por parte del IFC o del tenedor de este Pagare. Para este efecto, la Sociedad deja establecido que el presente Pagare es emitido conteniendo la clausula “sin protesto” de conformidad con lo establecido por el articulo 52° de la Ley de Htulos Valores, lo cual libera al IFC o al tenedor del mismo, segun sea el caso, de efectuar y cumplir con esta formalidad para ejercitar las acciones derivadas de este titulo valor. Sin embargo, el IFC o el tenedor de este Pagare podra protestar este Pagare si asi lo estima conveniente, en cuyo caso debera hacerlo mediante notification que se curse al domicilio de la Sociedad consignado en este Pagare.

En aplicacion de lo dispuesto por el articulo 49° de la Ley de Tltulos Valores, la Sociedad presta desde ahora, y por todo el tiempo que se encuentren vigentes o impagas las obligaciones representadas por el presente Pagare, su consentimiento expreso e irrevocable para que el IFC, o la persona natural o juridica tenedora del presente titulo valor, pueda renovar y/o prorrogar el mismo a su vencimiento o despues de el, no requiriendo que tai prorroga o renovation sea aceptada por la Sociedad, bastando para ello que el IFC o el tenedor de este Pagare efectue la anotacion o las anotaciones correspondientes en este documento, estableciendo los terminos y condiciones de dicha renovation o prorroga. Sin perjuicio de lo senalado, el IFC o el tenedor de este Pagare debera informar de manera oportuna y por escrito la nueva fecha de vencimiento a la Sociedad.

En caso de ejecucion del presente Pagare o de realization de cualquier gestion de cobranza del mismo, nos obligamos a pagar las costas (incluidos los honorarios de abogados y asesores)i los costos judiciales, extrajudiciales, tributes y los demas gastos en los que tuviese que incurrir el IFC o el tenedor de este titulo valor para efectos de lograr su cobranza.

Todos los pages a ser efectuados de acuerdo con este Pagare deberan ser cancelados fibres de cualquier deduction por concepto de impuesto, retention, compensation o gasto. gravamenes, tasas, derechos u otros recargos de cualquier naturaleza. presente o future, que pueda resultar aplicable (la “Deduction”). En caso la Sociedad se vea obligada, por cualquier razon, a efectuar una Deduction, la Sociedad debera realizar tantos pagos adicionales al IFC (o al tenedor del Pagare) como sean necesarios para que, luego de efectuadas todas las Deducciones (incluyendo aquellas sobre todos los pagos adicionales debidos en virtud del presente Pagare), el IFC (o el tenedor del Pagare) reciba un monto igual al monto que hubiera recibido si dichas Deducciones no hubieran sido realizadas.Asimismo, queda establecido que las obligaciones contenidas en este Pagare no se extinguiran aun cuando por culpa de IFC o el tenedor de este Pagare se hubiese perjudicado este Pagare, constituyendo el presente acuerdo un pacto en contrario a lo dispuesto por el articulo 1233° del Codigo Civil.

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Nos sometemos a la jurisdiccion y competencia de los Jueces y Tribunales del Distrito Judicial del Cercado de Lima para la cobranza o la solucion de cualquier controversial relacionada con el presente Pagare y, en este acto, renunciamos irrevocablemente a cualquier otra jurisdiccion que pudiera correspondernus por nuestro domicilio presente o futuro o por cualquier otra causa respecto de cualquiera de dichas acciones o procedimientos.

Senalamos como nuestro domicilio para cualquier notificacidn. comunicacion o requerimiento que deba efectuarse cn relacibn al presente Pagare, sea de caracter judicial o extrajudicial, el senalado en el primer parrafo del presente Pagare, lugar donde se nos reputara siempre presentes para todos los efectos del prcsente Pagare, hasta el momento en que cumplamos con pagar la integridad del Monto Total representado en el mismo.

El presente Pagare se encuentra regulado y debera ser interpretadu conforme a las disposiciones legales aplicables que se encuentran vigentes en la Republica del Peru. En particular, sin que la presente enumeracion tenga caracter limitativo, seran aplicables al presente Pagare las disposiciones contenidas en la Ley de Titulus Valores, el Codigo Civil y el Codigo Procesal Civil, asi como las disposiciones legales que las sustituyan en el futuro, salvo aquellas disposiciones de caracter supletorio que fuesen inconsistentes con el texto expreso del mismo.

Una vez que el Monto Total sea pagado, sera de aplicacion lo dispuesto en el numeral 1 del articulo 17° de la Ley de Titulos Valores. En ese sentido, el presente Pagare sera cancelado y devuelto luego de haber sido irrevocablemente pagado en su integridad.

En este acto, la Sociedad declara haber recibido una copia de este Pagare, asi como del Acuerdo de Llenado de Pagare, a su completa y entera satisfaccion.

Este Pagare consta en [*] ([*]) paginas que constituyen, todas, un unico instrumento.

El representante de la Sociedad suscribe y entrega este Pagare en la fecha de suscripcion del mismo, estando debidamente autorizado para ello.

[*], [*] de [*] de [*].

LATAM LOGISTIC PER PROPCO LURIN I S.R.L.

RUC N° 20601055539

Domicilio: Av. Juan de AronaN’ 151, Interior 70IB, distrito de San Isidro, provinciay dcpartamento de Lima, Peru.

Nombre del representante: [*]

Documento de identidad: [*]

Cargo: Apoderado

Poder otorgado en [la Junta General de Accionistas del Dcudor de fecha 13 de junio de 2019 e inscrito en la Partida Electronica N° 13581379 del Registro de Personas Juridicas de I.ima.J

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ANNEX A-2

Form ot Note Completion Agreement

ACUERDO DE LLENADO DF PAGARE

Por medio de presente Acuerdo de Llenado de Pagare (el “Acuerdo de Llenado de Pagare”), LATAM LOGISTIC PER PROPCO LURIN I S.R.L, (la “Sociedad”), idendficada con Registro Unico de Contribuyente — RLIC N° 20601055539, con dumicilio para estos efectos en Av. Juan de Arona N° 151. Interior 70IB, distrito de San Isidro, provinciay departamento de Lima. Peru, debidamente representado por [*|. identiticado con Documento Nacional de Idenlidad N° [*], segun poderes |inscritos en la Partida Electronica N° 13581376 del Registro de Personas Juridicas de la Oficina Registral de l ima]; e, INTERNATIONAL FINANCE CORPORATION - IFC, una institucion financiera internacional perteneciente al Banco Mundial, constituiday existente de conformidad con su Convenio de Constitucion, suscrito por los palses que son parte, entre los que se encuentra la Republica del Peru (el “IFC”), con domicilio para estos efectos en 2121 Pennsylvania Ave NW, Washington, DC 20433, Estados Unidos de America, debidamente representado por [*L identiticado con Documento Nacional de Identidad N° [*], segun poderes [que se encuentran inscritos en la Partida Electronica N° 12574269 del Registro de Personas Juridicas de la Oficina Registral de Lima]; acuerdan que el Pagare incompleto de fecha [*J de [*] de [*] (el ‘‘Pagare”). emitido por la Sociedad a favor de IFC de conformidad con el contrato de prestamo denominado “Amended and Restated Loan Agreement” suscrito con fecha 18 de junio de 2019 entre la Sociedad como prestatario (Borrower) y el IFC como prestamista, tai y como dicho documento fue modificado a traves de la carta de enmienda denominada “Amendment Letter to the Loan Agreement” suscrita con fecha | *] de [*] de [*], y tai y como dicho documento sea modificado de tiempo en tiempo (el “Contrato de Prestamo”), sera completado por IFC de conformidad con las instrucciones que se detallan a continuation.

En ese sentido, por medio del presente Acuerdo de Llenado de Pagare, la Sociedad autoriza irrcvucablcmente al IFC, de conformidad con el artlculo 10° de la Ley de Titulos Valores aprobada mediante la Ley N° 27287, a completar el Pagare de acuerdo con lo siguiente:

1.	El Pagare sera completado ante la configuration de un Evento de Incumplimiento (Event of Default, segun este termino es definido en el Contrato de Prestamo) que origine, segun los terminos y condiciones del Contrato de Prestamo, la aceleracion de los plazos y la exigibilidad de las obligaciones contraidas por la Sociedad frente al IFC bajo el Contrato de Prestamo.

2.	La fecha a completar en la seccion referida a “Fecha de Vencimiento” del Pagare debera ser la misma fecha o fecha posterior al dia en el cual IFC declare, segun los terminos y condiciones del Contrato de Prestamo. que las obligaciones de la Sociedad bajo el Contrato de Prestamo han devenido en exigibles.

3.	La tasa de interes compensatorio a completar en el Pagare sera equivalente a una tasa nominal anual igual a cinco punto veinticinco por ciento (5.25%) mas una tasa nominal anual igual a cero punto cuarenta y dos mil ochocientos veintiseis (0.42826%) mas Tasa de Referencia en la Fecha de Determination del Interes Compensatorio (Reference Rate on the Interest Determination Date, segun este termino es definido en el “Amendment Letter to the Loan Agreement”), de acuerdo con los terminos y condiciones cstablecidos en la Seccion 3.01 del “Amendment Letter to the Loan Agreement”.

4.	El monto a completar en la seccion referida a “Monto Total” del Pagare debera ser el monto que se derive de la liquidation que efectue el IFC, segun los terminos y condiciones del Contrato de Prestamo, del integro de la deuda de la Sociedad frente al IFC al momenta de la declaration de vencimiento y exigibilidad de los montos pendientes de pago bajo el Contrato de Prestamo. por concepto de principal, intereses compensatorios, interests muratorios, comisioncs, costos, gastos y todo monto que se adeude por cualquier otro concepto a la Fecha de Vencimiento que sc haya completado segun el numeral 2 anterior, en relation con el Tramo [*] (Tranche [*]) del Contrato de Prestamo.

5.	Una vez que el Acreedor efectue la liquidation a que se refiere el parrafo anterior y determine a cuanto asciende el “Monto Total” del Pagare a la “Fecha de Vencimiento”, procedera a completar el Pagare con la(s) referida(s) cantidad(es).

6.	A efectos de completar el Pagare bastara lo establecido en el presente Acuerdo de Llenado de Pagare, no siendo necesaria la aprobacion o consentimicnlo de la Sociedad o de algiin tcrcero, ni ninguna decision o sentencia SWOP v. 605-16062022 emitida pur un juez, tribunal arbitral o autoridad administrativa, ya sea de manera previa, simultanea o posterior para completar el Pagare.

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7.	La Sociedad renuncia expresamente a la inclusion de una clausula que impida o limite la librc negociacion del Pagare. En ese sentido, la Sociedad reconoce y accpta que el endoso y/o transferencia del Pagare conlleva tambien la transferencia -a favor del tenedor del Pagare- de los derechos y obligaciones asumidos por IFC bajo el presente Acuerdo de Llenado de Pagare (incluyendo la potestad de completar el Pagare conforme con los terminos estipulados en el presente documento). En ese sentido. por medio del presente documento, la Sociedad otorga su consentimiento anticipado para la cesion de los derechos, obligaciones y la position contractual de IFC bajo el presente Acuerdo de Llenado de Pagare, sin necesidad de acto o declaration posterior alguna, excepto por la comunicacion a que se refiere el articulo 1435° del Codigo Civil.

8.	La Sociedad declara expresamente conocer los mecanismos de protection que las leyes de la Rcpublica del Peru Ie otorgan para la emision y aceptacion del Pagare. Asimismo, la Sociedad declara expresamente haber recibido de IFC una copia del Pagare incomplete emitido por el primero.

El presente Acuerdo de Llenado de Pagare se rige por las leyes de la Repiiblica del Peru y se extiende de conformidad con lo senalado en el articulo 10° de la Ley de Titulos Valores.

Las panes se someten a la competencia de los jueces y tribunales del Distrito Judicial del Cercado de Lima, para cuyo efecto renuncian al fuero de sus domicilios.

[*], [*] de [*] de [*]

Suscrito por la Sociedad:

LATAM LOGISTIC PER PROPCO LI RIS I S.R.L.

RUC N° 20601055539

Domicil io: Av. Juan de Arona N° 151. Interior 701R, distrito de San Isidro, provinciay departamento de Lima. Peru.

Sombre del representante: [*]

Documento de Idcntidad: [*]

Cargo: Apoderado

Poder |inscrito en la Partida Electronica N° 13581379 del Registro de Personas Juridicas de Lima.]

Suscrito por IFC:

INTERNATIONAL FINANCE CORPORATION - IFC

Domitilio: 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, Estados Unidos de America.

Nombre del Representante: [*]

Documento de Identidad: [*]

Cargo: [*]

Poder [inscrito en la Partida Electronica N° 12574269 del Registro de Personas Juridicas de Lima.]

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